UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2024

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5     Corporate Governance and Management
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain     Officers; Compensatory Arrangements of Certain Officers
On August 26, 2024, Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (the “Trust”) (NYSE: CODI) announced the departure of Ryan J. Faulkingham as the Chief Financial Officer of the Company and as a regular trustee of the Trust, each effective as of August 30, 2024. Mr. Faulkingham’s separation was a termination without cause under his Employment Agreement, dated November 30, 2013 (the “Employment Agreement”), between Mr. Faulkingham and Compass Group Management, LLC (the “Manager”). Mr. Faulkingham’s employment with the Manager also ended as of August 30, 2024 and, as of that same day, Mr. Faulkingham resigned from all officer and director positions he held with the Manager, the Company and the Trust and their respective affiliates (including any committee thereof).
In connection with Mr. Faulkingham’s separation, on September 12, 2024 (the “Agreement Date”), the Manager and Mr. Faulkingham entered into a Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Faulkingham will be entitled to his accrued and unpaid salary through August 30, 2024, plus, his accrued and unpaid vacation, plus, any authorized but unreimbursed business expenses. In addition, Mr. Faulkingham will be entitled to receive (i) Five Hundred Thousand Dollars ($500,000.00), which equals twelve (12) months’ salary at Mr. Faulkingham’s base salary rate as of August 30, 2024, plus (ii) Five Hundred Seventy Five Thousand Dollars ($575,000.00), which equals the discretionary bonus paid to Mr. Faulkingham for 2023. The Manager has also agreed, from November 1, 2024 until the earlier of December 31, 2025 or the date Mr. Faulkingham becomes eligible for group health benefits with another employer, to reimburse Mr. Faulkingham for premium payments related to continued health coverage for Mr. Faulkingham and his eligible dependents.
As part of the Separation Agreement, Mr. Faulkingham has agreed to provide transition services for a sixty (60) day period, for which he will be compensated Three Hundred Thousand Dollars ($300,000.00). Mr. Faulkingham has also agreed, subject to certain exceptions, to waive claims against the Manager, the Company and Trust related to his employment relationship with the Manager.
This summary of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Separation Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.
Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated September 12, 2024, between the Manager and Ryan Faulkingham.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The registrant will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2024	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Stephen Keller

Stephen Keller
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2024	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Stephen Keller

Stephen Keller
Chief Financial Officer